EXHIBIT 99.1

BRP GROUP, INC. ANNOUNCES FIRST QUARTER 2020 RESULTS
- First Quarter 2020 Revenue Grew 82% Year-Over-Year to $54.2 Million -
- Pro Forma First Quarter 2020 Revenue, Including Revenue from Partnerships in Unowned Period, of $56.6 Million -
- First Quarter 2020 Organic Plus “MGA of the Future” Revenue Growth of 12% -
TAMPA, FLORIDA - May 13, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced its results for the quarter ended March 31, 2020.
FIRST QUARTER 2020 AND SUBSEQUENT EVENT HIGHLIGHTS

•	Revenue increased 82% year-over-year to $54.2 million

•	Pro Forma Revenue(1) grew 34% year-over-year to $56.6 million

•
Organic Revenue Growth(2) was 5% year-over-year. Excluding impact of lower contingent payments in the Mainstreet Operating Group and reduced “other” income in the Medicare Operating Group, Core Organic Revenue Growth(3) was 10%

•	“MGA of the Future” revenue(4) grew 41% to $11.0 million, compared to $7.8 million in the prior-year period

•
Including “MGA of the Future,” Organic Revenue Growth was 12% year-over-year. Excluding impact of lower contingent payments in the Mainstreet Operating Group and reduced “other” income in the Medicare Operating Group, Core Organic Revenue Growth plus MGA revenue growth was 17%

•	GAAP net income of $4.7 million and GAAP earnings per fully diluted share of $0.07

•	Adjusted Net Income(5) of $12.0 million, or $0.19(5) per fully diluted share

•
“MGA of the Future” policies in force grew by 26,929 to 401,520 at March 31, 2020 from 374,591 at December 31, 2019. Comparatively, in the first quarter 2019, before “MGA of the Future” was owned by BRP Group, policies in force grew sequentially by 19,175

•	Adjusted EBITDA(6) grew 39% to $14.0 million, compared to $10.1 million in the prior-year period

•
Pro Forma Adjusted EBITDA(7) of $15.3 million and Pro Forma Adjusted EBITDA Margin(7) of 27% (Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin excludes all Partnerships closed after March 31, 2020)

•
Closed four Partner acquisitions that generated total annualized revenue of over $30 million for the 12-month period pre-acquisition; subsequent to March 31, 2020, closed three additional Partner acquisitions that generated additional total annualized revenue of $11 million for the 12-month period pre-acquisition.

“Our strong start to 2020 highlights the resiliency of our business and continues to validate the strength of our hybrid growth model,” said Trevor Baldwin, Chief Executive Officer of BRP Group.  “Our ‘MGA of the Future’ platform continued to outperform with industry leading 41% revenue growth and will be fully included in our organic growth metric beginning in the second quarter of 2020. We seamlessly transitioned to a virtual-first work environment in early March, enabling continued Client stewardship and sales execution thanks to our investments in technology and proactive approach to fully integrating new Partner acquisitions.”
“Looking ahead, our proactive efforts to strengthen our balance sheet have positioned us very well to navigate the challenges stemming from the COVID-19 pandemic,” added Mr. Baldwin. “During the first quarter, we completed four Partner acquisitions, and have since completed another three Partner acquisitions, representing over $42 million in annualized revenue thus far in 2020. We continue to maintain a strong balance sheet and have ample capacity to continue prudently executing on our growth strategy. With a majority of our businesses operating in geographies that have been less impacted by COVID-19 to date and that are now starting to reopen their economies, we are cautiously optimistic that many of our Clients are beginning to see the road to recovery.”
COVID-19 OPERATIONAL UPDATE
BRP Group’s priority is to ensure the health and well-being of all of its Colleagues and Partners.  To that end, as the COVID-19 pandemic unfolded in March 2020, BRP Group promptly activated its business continuity plans, and its Colleagues and Partners are continuing to work safely and uninterrupted on a remote basis. Additionally, the Company took steps over the past few months to solidify its financial position and is comfortably capitalized to operate flexibly and continue executing on its growth strategy, as outlined below:

•	Ample Liquidity - The Company’s liquidity profile is strong due to several proactive measures to strengthen the balance sheet in advance of the current macro environment.

◦
In October 2019, with a portion of the proceeds from the Company’s Initial Public Offering, the Company repaid the outstanding indebtedness and accrued interest under the Villages Credit Agreement of $89.0 million and concurrently closed the Villages Credit Agreement.

◦	In December 2019, the Company upsized its senior revolving credit facility to $225.0 million and lowered its cost of capital on the facility by 150 basis points.

◦
In March 2020, in anticipation of the current macro environment, the Company converted the accordion feature under its revolving credit facility and increased the size of its credit facility to $300.0 million.

As of May 12, 2020, the Company has approximately $255.9 million of unrestricted cash and borrowing capacity. The Company believes it has adequate capacity to support the fundamental operations of its business and capitalize on potential Partnership opportunities in 2020.

•
Resilient Business - While continuing to closely monitor the current macro environment, the Company has multiple recurring revenue streams and has continued to retain Clients. As it relates to COVID-19, the Company experienced the lowest period of new business during the last few days of March and the first week of April. However, the business responded nicely in the back half of April and, on an organic basis, the Company’s two largest Operating Groups, Middle Market and Specialty, sold more new business in April 2020 than April 2019, further showing the resiliency of BRP Group’s model. Given the nature of the Company’s business and its ample liquidity, BRP Group has continued its investment plans with an eye toward executing on its long-term growth objectives, and has prudently allocated capital to high-quality Partnerships. As of May 12, 2020, the Company has acquired Partnerships in 2020 with annualized revenue of over $42 million in the 12-months pre-acquisition.

LIQUIDITY AND CAPITAL RESOURCES
As of March 31, 2020, cash and cash equivalents were $52.1 million and there was $60.4 million of long-term debt outstanding. The Company had aggregate borrowing capacity of $300.0 million under its revolving credit facility.
As of May 12, 2020, the Company had cash and cash equivalents of $54.0 million and long-term debt outstanding of $84.9 million (0.9x net leverage on its balance sheet). The Company retained approximately $255.9 million of unrestricted cash and borrowing capacity.
WEBCAST AND CONFERENCE CALL INFORMATION
BRP Group will host a webcast and conference call to discuss first quarter 2020 results today at 5:00 PM ET. A live webcast and a slide presentation of the conference call will be available on BRP Group’s investor relations website at ir.baldwinriskpartners.com. The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.
A replay will be available following the end of the call through Wednesday, May 27, 2020, by telephone at (844) 512-2921 (toll-free) or (412) 317-6671 (international), passcode 13702483. A webcast replay of the call will be available at ir.baldwinriskpartners.com for one year following the call.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our Clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our Clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 450,000 Clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.
FOOTNOTES

(1)
Pro Forma Revenue is a non-GAAP measure. Reconciliation of Pro Forma Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(2)
Organic Revenue for the three months ended March 31, 2019 used to calculate Organic Revenue Growth for the three months ended March 31, 2020 was $29.8 million, which is adjusted to reflect revenues from Partnerships that reach the 12-month owned mark during the three months ended March 31, 2020. Organic Revenue is a non-GAAP measure. Reconciliation of Organic Revenue to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(3)
Core Organic Revenue Growth for the three months ended March 31, 2020 is calculated as Organic Revenue less profit-sharing revenue (or contingent payments) growth and other income revenue growth. Core Organic Revenue Growth is a non-GAAP measure. Reconciliation of Core Organic Revenue Growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(4)
“MGA of the Future” was acquired by the Company on April 1, 2019 and as a result is not included in the Organic Revenue Growth calculation above because it has not reached the twelve-month owned mark. Since “MGA of the Future” was not acquired by the Company until April 1, 2019, the revenue of “MGA of the Future” for the prior-year period is not included in the consolidated results of operations for the Company for such period and the 41% revenue growth rate for the three months ended March 31, 2020 was calculated including periods during which “MGA of the Future” was not owned by the Company.

(5)
Adjusted Net Income and Adjusted Diluted EPS are non-GAAP measures. Reconciliation of Adjusted Net Income to net income attributable to BRP Group, Inc. and reconciliation of Adjusted Diluted EPS to diluted earnings per share, the most directly comparable GAAP financial measures, are set forth in the reconciliation table accompanying this release.

(6)
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

(7)
Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are non-GAAP measures. Reconciliation of Pro Forma Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2019, BRP Group’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 and BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032
IR@baldwinriskpartners.com

PRESS
Rachel Carr
Baldwin Risk Partners
(813) 418-5166
Rachel.carr@baldwinriskpartners.com

BRP GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except share and per share data)	2020	2019
Revenues:
Commissions and fees	$54,159	$29,837

Operating expenses:
Commissions, employee compensation and benefits	34,548	16,286
Other operating expenses	8,885	4,002
Amortization expense	3,596	876
Change in fair value of contingent consideration	1,661	(2,786)
Depreciation expense	165	127
Total operating expenses	48,855	18,505

Operating income	5,304	11,332

Interest expense, net	(585)	(1,590)

Income before income taxes	4,719	9,742
Income tax provision	12	—
Net income	4,707	9,742
Less: net income attributable to noncontrolling interests	3,239	9,742
Net income attributable to BRP Group, Inc.	$1,468	$—

Comprehensive income	$4,707	$9,742
Comprehensive income attributable to noncontrolling interests	3,239	9,742
Comprehensive income attributable to BRP Group, Inc.	1,468	—

Basic earnings per share	$0.08
Diluted earnings per share	$0.07
Weighted-average shares of Class A common stock outstanding - basic	19,481,721
Weighted-average shares of Class A common stock outstanding - diluted	19,816,363

BRP GROUP, INC.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$52,125	$67,689
Restricted cash	3,840	3,382
Premiums, commissions and fees receivable, net	71,637	58,793
Prepaid expenses and other current assets	3,287	3,019
Due from related parties	34	43
Total current assets	130,923	132,926
Property and equipment, net	4,027	3,322
Other assets	6,505	5,600
Intangible assets, net	111,264	92,450
Goodwill	197,531	164,470
Total assets	$450,250	$398,768
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Premiums payable to insurance companies	$58,390	$50,541
Producer commissions payable	9,681	7,470
Accrued expenses and other current liabilities	11,094	12,334
Current portion of contingent earnout liabilities	2,788	2,480
Total current liabilities	81,953	72,825
Revolving lines of credit	60,363	40,363
Contingent earnout liabilities, less current portion	51,067	46,289
Other liabilities	2,023	2,017
Total liabilities	195,406	161,494
Commitments and contingencies (Note 14)
Mezzanine equity:
Redeemable noncontrolling interest	39	23
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 19,847,354 and 19,362,984 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	199	194
Class B common stock, par value $0.0001 per share, 50,000,000 shares authorized; 43,544,362 and 43,257,738 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	90,443	82,425
Accumulated deficit	(7,182)	(8,650)
Notes receivable from stockholders	(647)	(688)
Total stockholders’ equity attributable to BRP Group, Inc.	82,817	73,285
Noncontrolling interest	171,988	163,966
Total stockholders’ equity	254,805	237,251
Total liabilities, mezzanine equity and stockholders’ equity	$450,250	$398,768

BRP GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$4,707	$9,742
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,761	1,003
Change in fair value of contingent consideration	1,661	(2,786)
Share-based compensation expense	1,139	—
Amortization of deferred financing costs	76	200
Loss on extinguishment of debt	—	115
Issuance and vesting of Management Incentive Units	—	130
Participation unit compensation	—	23
Changes in operating assets and liabilities, net of effect of acquisitions:
Premiums, commissions and fees receivable, net	(5,221)	(1,039)
Prepaid expenses and other current assets	(634)	(285)
Due from related parties	9	(7)
Accounts payable, accrued expenses and other current liabilities	(527)	(2,244)
Other liabilities	—	13
Net cash provided by operating activities	4,971	4,865
Cash flows from investing activities:
Capital expenditures	(583)	(416)
Investment in business venture	—	(200)
Cash consideration paid for business combinations, net of cash received	(39,305)	(35,572)
Net cash used in investing activities	(39,888)	(36,188)
Cash flows from financing activities:
Payment of guaranteed earnout consideration	—	(813)
Proceeds from revolving line of credit	20,000	29,304
Proceeds from related party debt	—	19,460
Payments on long-term debt	—	(204)
Payments of debt issuance costs and debt extinguishment costs	(230)	(15)
Proceeds from advisor incentive buy-ins	—	355
Proceeds received from repayment of stockholder/member notes receivable	41	45
Proceeds from issuance of common units	—	386
Repurchase of common units	—	(12,500)
Contributions	—	15
Distributions	—	(1,911)
Net cash provided by financing activities	19,811	34,122
Net increase (decrease) in cash and cash equivalents and restricted cash	(15,106)	2,799
Cash and cash equivalents and restricted cash at beginning of period	71,071	7,995
Cash and cash equivalents and restricted cash at end of period	$55,965	$10,794

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin, Organic Revenue, Organic Revenue Growth, Core Organic Revenue, Core Organic Revenue Growth, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Pro Forma Revenue, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for Organic Revenue, Organic Revenue Growth, Core Organic Revenue, Core Organic Revenue Growth and Pro Forma Revenue), net income (loss) (for Adjusted EBITDA, Adjusted EBITDA Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin), net income (loss) attributable to BRP Group, Inc. (for Adjusted Net Income) or diluted EPS (for Adjusted Diluted EPS), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly these measures may not be comparable to similarly titled measures used by other companies.
Adjusted EBITDA eliminates the effects of financing, depreciation, amortization and change in fair value of contingent consideration. We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to the Initial Public Offering and loss on modification and extinguishment of debt. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA Margin is Adjusted EBITDA divided by commissions and fees. Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin have important limitations as analytical tools. For example, Adjusted EBITDA and Adjusted EBITDA Margin:

•	do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	do not reflect changes in, or cash requirements for, our working capital needs;

•	do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;

•	do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	do not reflect stock-based compensation expense and other non-cash charges; and

•	exclude certain tax payments that may represent a reduction in cash available to us.
We calculate Organic Revenue Growth based on commissions and fees for the relevant period by excluding the first twelve months of commissions and fees generated from new Partners. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted for Organic Revenues that were excluded in the prior period because the relevant Partners had not yet reached the twelve-month owned mark, but which have reached the twelve-month owned mark in the current period. For example, revenues from a Partner acquired on June 1, 2019 are excluded from Organic Revenue for 2019. However, after June 1, 2020, results from June 1, 2019 to December 31, 2019 for such Partners are compared to results from June 1, 2020 to December 31, 2020 for purposes of calculating Organic Revenue Growth in 2020. Organic Revenue Growth is a key metric used by management and our board of directors to assess our financial performance. We believe that Organic Revenue and Organic Revenue Growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We calculate Core Organic Revenue Growth as the change in Organic Revenue used to calculate Organic Revenue Growth for the current period less profit-sharing income revenue growth and other income revenue growth. Core Organic Revenue Growth is being presented for the current period as a measure of the consistency of our core revenue during the economic downturn related to COVID-19.
Adjusted Net Income is presented for the purpose of calculating Adjusted Diluted EPS. We define Adjusted Net Income as net income (loss) attributable to BRP Group, Inc. adjusted for amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments.
Adjusted Diluted EPS measures our per share earnings excluding certain expenses as discussed above and assuming all shares of Class B common stock were exchanged for Class A common stock. Adjusted Diluted EPS is calculated as Adjusted Net Income divided by adjusted dilutive weighted-average shares outstanding. We believe Adjusted Diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
Pro Forma Revenue reflects GAAP revenue (commissions and fees), plus revenue from Partnerships in the unowned periods.
Pro Forma Adjusted EBITDA takes into account Adjusted EBITDA from Partnerships in the unowned periods and eliminates the effects of financing, depreciation and amortization. We define Pro Forma Adjusted EBITDA as pro forma net income (loss) before interest, taxes, depreciation, amortization and certain items of income and expense, including share-based compensation expense, transaction-related expenses related to Partnerships including severance, and certain non-recurring costs, including those related to the Initial Public Offering and loss on modification and extinguishment of debt. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.

Pro Forma Adjusted EBITDA Margin is Pro Forma Adjusted EBITDA divided by Pro Forma Revenue. Pro Forma Adjusted EBITDA is a key metric used by management and our board of directors to assess our financial performance. We believe that Pro Forma Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that Pro Forma Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income, which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA and Adjusted EBITDA Margin:

	For the Three Months Ended March 31,
	2020	2019
Commissions and fees	$54,159	$29,837

Net income	$4,707	$9,742
Adjustments to net income:
Amortization expense	3,596	876
Change in fair value of contingent consideration	1,661	(2,786)
Share-based compensation	1,139	130
Interest expense, net	585	1,590
Depreciation expense	165	127
Transaction-related Partnership expenses	1,848	257
Severance related to Partnership activity	53	—
Offering expenses	—	38
Income tax provision	12	—
Other	266	155
Adjusted EBITDA	$14,032	$10,129
Adjusted EBITDA Margin	26%	34%

Organic Revenue, Organic Revenue Growth, Core Organic Revenue and Core Organic Revenue Growth
The following table reconciles Organic Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Organic Revenue:

	For the Three Months Ended March 31,
(in thousands, except percentages)	2020	2019
Commissions and fees	$54,159	$29,837
Partnership commissions and fees (1)	(22,868)	(5,358)
Organic Revenue	$31,291	$24,479
Organic Revenue Growth (2)	$1,454	$2,693
Organic Revenue Growth % (2)	5%	12%
__________

(1)	Includes the first twelve months of such commissions and fees generated from newly acquired Partners.

(2)
Organic Revenue for the three months ended March 31, 2019 used to calculate Organic Revenue Growth for the three months ended March 31, 2020 was $29.8 million, which is adjusted to reflect revenues from Partnerships that reached the twelve-month owned mark during the three months ended March 31, 2020.

The following table reconciles Core Organic Revenue for the three months ended March 31, 2020 to Organic Revenue used to calculate Organic Revenue Growth for the three months ended March 31, 2020:

	Organic Revenue used to Calculate Organic Revenue Growth for the Three Months Ended March 31, 2020
	2020	2019
Organic Revenue	$31,291	$29,837
Less profit-sharing organic revenue(1)	(3,816)	(4,453)
Less other income organic revenue(2)	(195)	(565)
Core Organic Revenue	$27,280	$24,819
Core Organic Revenue Growth	2,461
Core Organic Revenue Growth %	10%
__________

(1)	Profit-sharing revenue (or contingent payments) represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain Insurance Company Partners.

(2)	Other income consists primarily of Medicare marketing income that is based on agreed-upon cost reimbursement for fulfilling specific targeted marketing campaigns.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles Adjusted Net Income to net income attributable to BRP Group, Inc. and reconciles Adjusted Diluted EPS to diluted earnings per share attributable to BRP Group, Inc. Class A common stock:

(in thousands, except per share data)	For the Three Months Ended March 31, 2020
Net income attributable to BRP Group, Inc.	$1,468
Net income attributable to noncontrolling interests	3,239
Amortization expense	3,596
Change in fair value of contingent consideration	1,661
Share-based compensation	1,139
Transaction-related Partnership expenses	1,848
Amortization of deferred financing costs	76
Severance related to Partnership activity	53
Other	266
Adjusted pre-tax income	13,346
Adjusted income taxes (1)	1,321
Adjusted Net Income	$12,025

Weighted-average shares of Class A common stock outstanding - diluted	19,816
Exchange of Class B shares (2)	43,541
Adjusted dilutive weighted-average shares outstanding	63,357

Adjusted Diluted EPS	$0.19

Diluted earnings per share	$0.07
Effect of exchange of Class B shares and net income attributable to noncontrolling interests per share	—
Other adjustments to net income per share	0.14
Adjusted income taxes per share	(0.02)
Adjusted Diluted EPS	$0.19
___________

(1)	Represents corporate income taxes at assumed effective tax rate of 9.9% applied to adjusted pre-tax income.

(2)	Assumes the full exchange of Class B shares for Class A common stock pursuant to the Amended LLC Agreement.

Pro Forma Revenue
The following table reconciles Pro Forma Revenue to commissions and fees, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Revenue:

	For the Three Months Ended March 31,
(in thousands)	2020	2019
Commissions and fees	$54,159	$29,837
Revenue for Partnerships in the unowned period (1)	2,391	12,434
Pro Forma Revenue	$56,550	$42,271
___________

(1)
The adjustment for the three months ended March 31, 2020 reflects commissions and fees revenue for AgencyRM LLC and VibrantUSA Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustment for the three months ended March 31, 2019 reflects commissions and fees revenue for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Foundation Insurance of Florida, LLC and Fiduciary Partners Retirement Group, Inc., as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin
The following table reconciles Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin to net income, which we consider to be the most directly comparable GAAP financial measure to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin:

	For the Three Months Ended March 31,
(in thousands)	2020	2019
Pro Forma Revenue	$56,550	$42,271

Net income	$4,707	$9,742
Net income (loss) for Partnerships in the unowned period (1)	1,210	(346)
Pro Forma Net Income	5,917	9,396
Adjustments to pro forma net income:
Interest expense, net	585	4,608
Amortization expense	3,657	2,740
Change in fair value of contingent consideration	1,661	(2,786)
Share-based compensation	1,139	130
Transaction-related Partnership expenses	1,848	257
Depreciation expense	165	144
Severance related to Partnership activity	53	—
Offering expenses	—	38
Income tax provision	12	—
Other	266	155
Pro Forma Adjusted EBITDA	$15,303	$14,682
Pro Forma Adjusted EBITDA Margin	27%	35%
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(1)
The adjustment for the three months ended March 31, 2020 reflects net income (loss) for AgencyRM LLC and VibrantUSA Inc. as if the Company had acquired the Partners on January 1, 2020. The adjustment for the three months ended March 31, 2019 reflects net income (loss) for Lykes Insurance, Inc., Millennial Specialty Insurance LLC, Foundation Insurance of Florida, LLC and Fiduciary Partners Retirement Group, Inc., as well as two asset acquisitions for the unowned period, as if the Company had acquired the Partners on January 1, 2019. This unaudited pro forma information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Clients	Our insureds

Colleagues	Our employees

GAAP	Accounting principles generally accepted in the United States of America

Initial Public Offering
BRP Group Inc.’s initial public offering of its Class A common stock completed on October 28, 2019 in which it sold 18,859,300 shares, including 2,459,300 shares pursuant to the underwriters’ over-allotment option that subsequently settled on November 26, 2019

Operating Groups	Our reportable segments

Partners	Companies that we have acquired, or in the case of asset acquisitions, the producers

Partnerships	Strategic acquisitions made by the Company

SEC	U.S. Securities and Exchange Commission

Villages Credit Agreement	Amended and restated credit agreement between Baldwin Risk Partners, LLC as borrower and Holding Company of the Villages, Inc. as lender entered into on March 13, 2019